UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__SONANT COMMUNICATIONS CORP

(Exact Name of Registrant As Specified In Its Charter)

WYOMING	7389	47-3880244
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

1900 NW 32nd Street Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Sonant Communications Corp. 412 N. Main St. Suite 100 Buffalo, WY 82834 888-833-4312
(Name, address and telephone number of agent for service)
with copies to:
Adam S. Tracy, Esq. Securities Compliance Group, Ltd. 520 W. Roosevelt Road, Suite 201 Wheaton, Il 60187 (888) 978-9901 at@ibankattorneys.com

SEC File No. 333-206063

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (3)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (1)
Common Stock, par value $0.001 to be sold by the Company	10,000,000	$ 0.30	$ 3,000,000	$ 348.60

Total:	10,000,000	$ 0.30	$ 3,000,000	$ 348.60

(1)	Calculated under Rule 457 of the Securities Act of 1933 as .0001162 of the aggregate offering price.

(2)	Until such time as our common shares are quoted on the OTC Bulletin Board, our shareholders will sell their shares at the price of $0.30 per share.

(3)	In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS – SUBJECT TO COMPLETION DATED SEPTEMBER 28, 2015

Sonant Communications Corp

Up to 10,000,000 Common Shares at $0.30 per Share

Sonant Communications Corp (“we”, “us”, or the “Company”) is offering for sale a maximum of 10,000,000 shares of its common stock, par value $0.0001 per share, at the price of $0.30 per share. Because there is no minimum that must be raised from this offering, potential investors may be left holding shares in a company that has not received enough proceeds from the offering to cover offering expenses, pay for the expenses of being a reporting company, or begin operations The aggregate offering price of all securities sold under this prospectus may not exceed $3,000,000. The offering will commence on the effective date of this prospectus and will terminate on or before ___________.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. The common shares will be sold by Mr. Daniel Lancer, the Company’s Chief Executive Officer and Director. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

There is our initial public offering. Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved. Additionally, there can be no assurance that enough shares will be sold in this offering to create a market for our shares.

We were incorporated in the State of Wyoming on May 13, 2015. We are a development stage company, with limited operational history. Our business strategy is to become the premier provider of cloud-based VoIP telecommunications and information technology solutions to small and medium sized business (“SMB”) and enterprise customers across the world. .Readers are encouraged to reference the section entitled “Business Operations” found herein for additional information regarding our business.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to June 30, 2015 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference the section entitled “Risk Factors” found on page 12 herein for additional information regarding the risks associated with our company and common stock

Please note that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

The Date of this Prospectus is September 28, 2015

TABLE OF CONTENTS

Prospectus	3
Forward Looking Statements	6
Summary Information	6
The Company	6
Our Business	8
The Offering	8
Implications of being an Emerging Growth Company	9
Summary Financial Information	10
Risk Factors	12
Use of Proceeds	29
Determination of the Offering Price	30
Dilution	31
Plan of Distribution	31
Market Information	32
Description of Securities	33
Interest of Named Experts	36
Description of Business Operations	36
Directors, Executive Officers, Promoters, and Control Persons	39
Executive Compensation	41
Securities Ownership of Certain Beneficial Owners and Management	41
Certain Relationships and Related Transactions	42
Management’s Discussion and Analysis of Financial Condition	42
Financial Statements	49
Exhibits	63
Undertakings	63

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying customers in need of our products and services, the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to Sonant Communications Corp unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:	We were incorporated under the laws of the State of Wyoming on May 13, 2015 . Our principal office is located at 1900 NW 32nd Street Pompano Beach, FL 33064. Our telephone number is (888) 833-4312.

Capitalization:	Our articles of incorporation provide for the issuance of up to 95,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus there are 25,000,000 shares of our common stock issued and are restricted securities. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.

Management:	Mr. Daniel C. Lancer is our Chief Executive Officer, Secretary and a Director. Mr. Chad G. Steinhart is our Chairman. Mr. Lancer and Mr. Steinhart devote less than full time to the operations of the business. Each devotes approximately 140 hours each month to the Company.

Controlling Shareholders:	On May 13, 2015, the Company issued a total of 25,000,000 shares of common stock to 4 shareholders at a price of $0.0001 per share, for $400 cash from our chairman Chad Steinhart, and $2,100 in services: (a) $1,776 in value received from our director Chad Steinhart; (b) $124 in value received from Virtual Force Holdings, Inc; and (c) $100 in value from our Chief Executive Officer Daniel Lancer.
Shell Company Status:	We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.
Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no significant revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of at and have had no significant revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

Our company and our officers, directors, any company promoter and their affiliates do not intend, once we are reporting, to use our company as a vehicle for a private company to become a reporting company.  We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business

Plan of Operations:	The Company will offer cloud-based VOIP telecommunication services and software for small to mid-sized businesses, with both service and software solutions specifically designed and programed to suit the needs of each business.
Historical Operations:	Prior to inception, the Company has been researching several different companies that manufacture softswitch technologies. The Company plans to enter into contract with one of these companies and further develop an entire suite of VOIP products based on their softswitch platform. We anticipate that our service and software will allow our clients to communicate using its VoIP phone service as well as being able to use softphones or IP phones to call anywhere to any VoIP or regular number without complication. To date, we have generated an accumulated deficit of ($6,750).
Current Operations:	The Company is currently conducting research and focusing on becoming a network messaging, telecommunication and software development company. The Company is developing its primary business to provide cloud based telecommunications and provide software based development through Voice Over Internet Protocol (VoIP) to small and medium sized businesses around the world.

The Offering

Class of Securities Offered:	Common stock, par value $0.0001 per share.
No. of Shares being Sold in the Offering:	Ten Million (10,000,000).
Offering Price:	The Company intends to offer its common stock at $0.30 per share.
No. of Shares Outstanding:	As of the date of this Prospectus, there are Twenty Five Million (25,000,000) shares of the Company’s common stock issued and outstanding.
Termination of the Offering:	The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the total number of shares being sold, one year from the effective date of this Prospectus or the decision by Company management to deem the offering closed.
Offering Costs:	We estimate our total offering registration costs to $348.60. In addition, we estimate total legal and accounting costs related to this offering to be $20,000. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advanced funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advanced or loan funds to the Company.
Market for our Common Stock:	Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:	Chad Steinhart, our Chairman, is our majority shareholder and currently owns 21,757,667 shares of our common stock.
Penny Stock Regulations:	The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.
Best Efforts Offering:	We are offering our common stock on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.
Use of Proceeds:	The proceeds of this offering will be used first to cover administrative expenses incurred in connection with this offering. We plan to use the remaining proceeds, if any, as general working capital to further our business plan. However, the Company will retain wide discretion with respect to the use of the offering proceeds.

Implications of being an Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1. The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2. The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3. The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4. The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

SONANT COMMUNICATIONS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS FOR THE PERIOD ENDED MAY 13, 2015 (INCEPTION), THROUGH JUNE 30, 2015(Audited)

For the period May 13, 2015(Inception) to June 30, 2015
(Audited)

Revenues	$0

Operating Expenses	6,750

Net Income(Loss) from Operations	(6,750)

Other Income(Expenses)
Interest Expense	0

Net Income(Loss) from Operations
Before Income Taxes	(6,750)

Tax Expense	0

Net Income(Loss)	$(6,750)

Basic and Diluted Loss Per Share	($0.0003)

Weighted average number
of shares outstanding	25,000,000

"The accompanying notes are an integral part of these financial statements"

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to Our Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of June 30, 2015, we have generated no revenues and incurred an accumulated deficit of ($6,750). As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

We may be unable to continue paying the costs of being a reporting public company.

The costs of being a public reporting company under the Securities Exchange Act of 1934 may be substantial and the Company may not be able to absorb the costs of being a public company which may cause us to cease being public in the future or require additional fundraising in order to remain in business. We estimate that in the future, costs for legal and accounting at $25,000 per year.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Wyoming Business Corporation Act against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

We do not yet have substantial assets or revenues and are largely dependent upon the proceeds of this offering to fully fund our business. If we do not the sell shares in this offering we may have to seek alternative financing to complete our business or abandon them.

We have limited capital resources. The Company is in its developmental stage and has funded its operations from limited funding. The Company has not yet begun operations or generated any cash. However, our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Unless the company begins to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may for us to cease operations if additional financing is not available. No known alternative sources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of this offering will be sufficient to satisfy operating requirements for the next twelve months.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements.  We anticipate that the cost of SEC reporting will be approximately $25,000 annually.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.  If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board.  Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Our lack of history makes evaluating our business difficult.

We are a developmental stage company with limited operating history and we may not sustain profitability in the future.

To sustain profitability, we must:

-	effectively market our services to end users

-	differentiate our offering from our competitors

-	compete with larger, more established competitors in the VOIP communication industry

-	maintain and enhance our brand recognition; and

-	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history

Risks Related to Our Business

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

Declining prices for communications services could reduce our revenues and profitability.

We may fail to achieve acceptable profits due to pricing. Prices in telecommunication services have declined substantially in recent years, a trend which continues. Accordingly, we cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services or similar services at lower prices. Our ability to meet price competition may depend on our ability to operate at costs equal to or lower than those of our competitors or potential competitors.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our absence of a developed cloud platform creates significant risks to our ability to generate revenue and operate successfully.

As a development stage company, we have not generated any revenue from the products and services which we intend to develop and market. We expect to generate all of our future revenues from the development and marketing of our proposed cloud service to small and medium-sized enterprises. We have no operating history in implementing our business model, which will make it difficult or impossible for the Company to predict future results of operations. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stages of a new business enterprise, particularly companies in highly competitive markets. Since the Company is among many that have entered the cloud communications market, it faces competition. It also faces many risks specific to its business, which include those related to successfully sourcing and further developing the cloud platform and technology, successfully commercializing the cloud platform and proprietary technology, the ability to manage existing and expanding operations, the continuing need to raise additional capital, the dependence upon and need to hire key personnel, and the need to increase spending to adequately market our proposed search engine services. To address these risks, we must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons, and continue to upgrade our technologies. We cannot provide any assurances that we will be successful in addressing such risks. The Company's failure to do so could have a material adverse effect on its business, prospects, financial condition and results of operations and result in investors losing their entire investment.

A security breach could delay or interrupt service to our customers, harm our reputation, or subject us to significant liability.

Our future operations will depend on our ability to protect our network from interruption or damage from unauthorized entry, computer viruses or other events beyond our control. We may become subject to denial or disruption of service, or DDoS, attacks by hackers intent on bringing down our subscriptions. We cannot assure you that our backup systems, regular data backups, security protocols and other procedures that are currently in place, or that may be in place in the future, will be adequate to prevent significant damage, system failure or data loss. Also, our subscriptions will be web-based, and the amount of data we store for our users on our servers has been increasing. Despite the implementation of security measures, our infrastructure may be vulnerable to hackers, computer viruses, worms, other malicious software programs or similar disruptive problems caused by our customers, employees, consultants or other Internet users who attempt to invade public and private data networks. Further, in some cases we may not have in place disaster recovery facilities for certain ancillary services, such as email delivery of messages. We anticipate that nearly all of our customers will authorize us to bill their credit or debit card accounts directly for all transaction fees that we charge. We will rely on encryption and authentication technology to ensure secure transmission of and access to confidential information, including customer credit and debit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology we use to protect transaction data.

Additionally, third parties may attempt to fraudulently induce domestic and international employees, consultants or customers into disclosing sensitive information, such as user names, passwords or customer proprietary network information, or CPNI, or other information in order to gain access to our customers’ data or to our data. CPNI includes information such as the phone numbers called by a consumer, the frequency, duration, and timing of such calls, and any services purchased by the consumer, such as call waiting, call forwarding, and caller ID, in addition to other information that may appear on a consumer’s bill. Third parties may also attempt to fraudulently induce employees, consultants or customers into disclosing sensitive information regarding our intellectual property and other confidential business information, or our information technology systems. In addition, because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any system failure or security breach that causes interruptions or data loss in our operations or in the computer systems of our customers or leads to the misappropriation of our or our customers’ confidential or personal information, or CPNI, could result in significant liability to us, cause our subscriptions to be perceived as not being secure, cause considerable harm to us and our reputation (including requiring notification to customers, regulators or the media), and deter current and potential customers from using our subscriptions. Any of these events could have a material adverse effect on our business, results of operations, and financial condition.

We may also maintain sensitive data related to our employees, strategic partners, and customers including intellectual property, proprietary business information and personally identifiable information on our own systems. We employ sophisticated security measures, however, we may face threats across our infrastructure including unauthorized access, security breaches and other system disruptions.

It is critical to our business that our employees’, strategic partners’ and customers’ sensitive information remains secure and that our customers perceive that this information is secure. A cybersecurity breach could result in unauthorized access to, loss of, or unauthorized disclosure of such information. A cybersecurity breach could expose us to litigation, indemnity obligations, government investigations and other possible liabilities. Additionally, a cyber attack, whether actual or perceived, could result in negative publicity which could harm our reputation and reduce our customers’ confidence in the effectiveness of our solutions, which could materially and adversely affect our business and operating results. A breach of our security systems could also expose us to increased costs including remediation costs, disruption of operations, or increased cybersecurity protection costs that may have a material adverse effect on our business. In addition, a cybersecurity breach of our customers’ systems can also result in exposure of their authentication credentials, unauthorized access to their accounts, exposure of their account information including CPNI, and fraudulent calls on their accounts, which can subsequently have similar actual or perceived impacts to our business as described above.

Our network may not be able to accommodate our capacity needs.

We expect the volume of traffic we carry over our network to increase significantly as we commence and expand our operations and service offerings. Our network may not be able to accommodate this additional volume. In order to ensure that we are able to handle additional traffic, we may have to enter into long-term agreements for leased capacity. To the extent that we overestimate our capacity needs, we may be obligated to pay for more transmission capacity than we actually use, resulting in costs without corresponding revenues. Conversely, if we underestimate our capacity needs, we may be required to obtain additional transmission capacity from more expensive sources. If we are unable to maintain sufficient capacity to meet the needs of our users, our reputation could be damaged and we could lose customers and revenues.

Additionally, our success depends on our ability to handle a large number of simultaneous calls. We expect that the volume of simultaneous calls will increase significantly as we expand our operations. If this occurs, additional stress will be placed upon the network hardware and software that manages our traffic. We cannot assure stockholders of our ability to efficiently manage a large number of simultaneous calls. If we are not able to maintain an appropriate level of operating performance, or if our service is disrupted, then we may develop a negative reputation and our business, results of operations and financial condition could be materially adversely affected.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chief Executive Officer, Mr. Lancer is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $25,000 in connection with this registration statement and thereafter $25,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Our future results and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our business or our securities.

We may be subject to regulatory inquiries, claims, suits prosecutions which may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

We may be subject to legal proceedings involving technology that could result in substantial cost and which could materially harm our business operations.

From time to time, we may be subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by us. These types of claims could result in increased costs of doing business through legal expenses, adverse judgments or settlements or require us to change its business practices in expensive ways. Additional litigation may be necessary in the future to enforce our technology rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Any litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm our business.

Expanding our service offerings or number of offices may not be profitable.

We may choose to develop products and services to offer. Developing new offerings involves inherent risks, including:

-	our inability to estimate demand for the new offerings;

-	competition from more established market participants;

-	a lack of market understanding.

In addition, expanding into new geographic areas and/or expanding current service offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

If our estimates related to expenditures and cash flow from operations are erroneous, and we are unable to sell additional equity securities, our business could fall short of expectations and you may lose your entire investment.

Our financial success is dependent in part upon the accuracy of our management's estimates of expenditures and cash flow from operations. If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We are subject to complex federal, state, local and other laws and regulations that could materially and adversely affect our business, financial condition and results of operations.

Our business is subject to various, and sometimes complex, laws and regulations. In order to conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We may incur substantial costs in order to maintain compliance with these existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are revised or reinterpreted or if new laws and regulations become applicable to our operations. These costs could have a material and adverse effect on our business, financial condition and results of operations. Moreover, our failure to comply with these laws and regulations, as interpreted and enforced, could have a material adverse effect on our business, financial condition and results of operations.

Additional taxation and government regulation of the cloud communications industry may slow our growth, resulting in decreased demand for our products and services and increased costs of doing business.

As a result of changes in regulatory policy, we could be forced to pay additional taxes on the products and services we provide. We structure our operations and our pricing based on assumptions about various domestic and international tax laws, tax treaties and other relevant laws.  Taxation authorities or other regulatory authorities might not reach the same conclusions about taxation that we have reached in formulating our assumptions.  We could suffer adverse tax and other financial consequences if our assumptions about these matters are incorrect or the relevant laws are changed or modified.

In the U.S. our products and services are subject to varying degrees of federal, state and local regulation, including regulation by the Federal Communications Commission (“FCC”) and various state public utility commissions.  We may also be subject to similar regulation by foreign governments and their telecommunications and/or regulatory agencies.  While these regulatory agencies grant us the authority to operate our business, they typically exercise minimal control over our services and pricing.  However, they do require the filing of various reports, compliance with public safety and consumer protection standards, and the payment of certain regulatory fees and assessments.

 We cannot assure you that the applicable U.S. and foreign regulatory agencies will grant us the required authority to operate, will allow us to maintain existing authority so we can continue to operate or will refrain from taking action against us if we are found to have provided services without obtaining the necessary authority.  Similarly, if our pricing and/or terms and conditions of service are not properly filed or updated with the applicable agencies, or if we are otherwise not fully compliant with the rules of the various regulatory agencies, regulators or other third parties could challenge our actions and we could be subject to forfeiture of our authority to provide service, or to penalties, fines, fees or other costs.  We have in the past been delinquent in certain filing and reporting obligations including, but not limited to, filings with the FCC and Universal Service Fund (“USF”) reports and payments.  However, we have worked with these various federal and state regulatory agencies to complete the outstanding filings and have resolved the outstanding payment issues.

In addition to new regulations being adopted, existing laws may be applied to the Internet, which could hinder our growth.

New and existing laws may cover issues that include: sales and other taxes; user privacy; pricing controls; characteristics and quality of products and services; consumer protection; cross-border commerce; copyright, trademark and patent infringement; and other claims based on the nature and content of Internet materials.  Changes to existing regulations or the adoption of new regulations could delay growth in demand for our products and services and limit the growth of our revenue.

Online credit card fraud can harm our business.

We plan to offer our products and services for sale over the Internet. The sale of our products and services over the Internet exposes us to credit card fraud risks. Some of our products and services can be ordered or established (in the case of new accounts) over the Internet using a major credit card for payment. As is prevalent in retail telecommunications and Internet services industries, we are exposed to the risk that some of these credit card accounts are stolen or otherwise fraudulently obtained. In general, we are not able to recover fraudulent credit card charges from such accounts. In addition to the loss of revenue from such fraudulent credit card use, we also remain liable to third parties whose products or services are engaged by us (such as termination fees due telecommunications providers) in connection with the services which we provide. In addition, depending upon the level of credit card fraud we experience, we may become ineligible to accept the credit cards of certain issuers. The loss of eligibility for acceptance of credit cards could significantly and adversely affect our business. We will attempt to manage fraud risks through our internal controls and our monitoring and blocking systems. If those efforts are not successful, fraud could cause our revenue to decline significantly and our business, financial condition and results of operations to be materially and adversely affected.

International operations may expose us to additional and unpredictable risks.

We may enter international markets such as Eastern Europe, the Middle East, Latin America, Africa and Asia and may expand our existing operations outside the United States. International operations are subject to inherent risks, including:

· potentially weaker protection of intellectual property rights;

· political and economic instability;

· unexpected changes in regulations and tariffs;

· fluctuations in exchange rates;

· varying tax consequences, and;

· uncertain market acceptance and difficulties in marketing efforts due to language and cultural differences.

Our success depends on the public acceptance of our products and applications.

Our future success depends on our ability to significantly increase revenues generated from our cloud-based business communications solutions. The market for cloud-based business communications is evolving rapidly and is characterized by an increasing number of market entrants. As is typical of a rapidly evolving industry, the demand for, and market acceptance of, these applications is uncertain. If the market for cloud-based business communications fails to develop, develops more slowly than we anticipate or develops in a manner different than we expect, our products could fail to achieve market acceptance, which in turn could materially and adversely affect our business.

Our growth will depend on the continued use of voice communications by businesses, as compared to email and other data-based methods. A decline in the overall rate of voice communications by businesses would harm our business. Furthermore, our continued growth depends on future demand for and adoption of Internet voice communications systems and services. Although the number of broadband subscribers worldwide has grown significantly in recent years, a small percentage of businesses have adopted Internet voice communications services to date. For demand and adoption of Internet voice communications services by businesses to increase, Internet voice communications networks must improve the quality of their service so that toll-quality service can be consistently provided. Additionally, the cost and feature benefits of Internet voice communications must be sufficient to cause customers to switch from traditional phone service providers. We must devote substantial resources to educate customers and their end users about the benefits of Internet voice communications solutions, in general, and our subscriptions in particular. If any or all of these factors fail to occur, our business may be materially and adversely affected.

Most of our revenues will come from small and medium-sized businesses, which may have fewer financial resources to weather an economic downturn.

Most of our revenues will come from small and medium-sized businesses. These customers may be materially and adversely affected by economic downturns to a greater extent than larger, more established businesses. These businesses typically have more limited financial resources, including capital-borrowing capacity, than larger entities. Because the vast majority of our customers pay for our subscriptions through credit and debit cards, weakness in certain segments of the credit markets and in the U.S. and global economies has resulted in and may in the future result in increased numbers of rejected credit and debit card payments, which could materially affect our business by increasing customer cancellations and impacting our ability to engage new small and medium-sized customers. If small and medium-sized businesses experience financial hardship as a result of a weak economy, industry consolidation or the overall demand for our subscriptions could be materially and adversely affected.

The cloud services industry is highly competitive and we may be unable to compete effectively.

The cloud services industry, including the provisioning of cloud voice services, cloud connectivity, and cloud storage, is highly competitive, rapidly evolving and subject to constant technological change and intense marketing by providers with similar products and services.  In addition, many of our current cloud services competitors are significantly larger and have substantially greater market presence; greater financial, technical, operational and marketing resources; and more experience.  In the event that such a competitor expends significant sales and marketing resources in one or several markets where we compete with them, we may not be able to compete successfully in those markets.  We also believe that competition will continue to increase, placing downward pressure on prices.  Such pressure could adversely affect our gross margins if we are not able to reduce our costs commensurate with the price reductions of our competitors.  In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide the same or similar services offered or proposed to be offered by us.  If our competitors were to provide better and more cost effective services than ours, we may not be able to increase our revenues or capture any significant market share.

Industry consolidation could make it more difficult for us to compete.

Companies offering cloud voice, cloud connectivity and other cloud services are, in some circumstances, consolidating.  We may not be able to compete successfully with businesses that have combined, or will combine, to produce companies with substantially greater financial, technical, sales and marketing resources, or with larger client bases, more extended networks or more established relationships with vendors and distributors.  If we were to experience such heightened competitive pressures, there is a risk that our revenues may not grow as expected and the value of our common stock could decline.

We may be unable to adapt to rapid technology trends and evolving industry standards, which could lead to our products becoming obsolete.

The cloud services industry is subject to rapid and significant changes due to technology innovation, evolving industry standards and frequent new service and product introductions.  New services and products based on new technologies or new industry standards expose us to risks of technical or product obsolescence.  We will need to use technologies effectively, continue to develop our technical expertise and enhance our existing products and services in a timely manner to compete successfully in this industry.  We may not be successful in using new technologies effectively, developing new products or enhancing existing products and services in a timely manner, and we cannot assure you that any new technologies or enhancements used by us or offered to our customers will achieve market acceptance.

Failures in Internet infrastructure or interference with broadband access could cause users to believe that our systems are unreliable, possibly leading our customers to switch to our competitors or to avoid using our subscriptions.

Unlike traditional communications services, our subscriptions depend on our customers’ high-speed broadband access to the Internet, usually provided through a cable or digital subscriber line, or DSL, connection. Increasing numbers of users and increasing bandwidth requirements may degrade the performance of our subscriptions and applications due to capacity constraints and other Internet infrastructure limitations. As our customer base grows and their usage of communications capacity increases, we will be required to make additional investments in network capacity to maintain adequate data transmission speeds, the availability of which may be limited, or the cost of which may be on terms unacceptable to us. If adequate capacity is not available to us as our customers’ usage increases, our network may be unable to achieve or maintain sufficiently high data transmission capacity, reliability or performance. In addition, if Internet service providers and other third parties providing Internet services have outages or deteriorations in their quality of service, our customers will not have access to our subscriptions or may experience a decrease in the quality of our subscriptions. Furthermore, as the rate of adoption of new technologies increases, the networks on which our subscriptions and applications rely may not be able to sufficiently adapt to the increased demand for these services, including ours. Frequent or persistent interruptions could cause current or potential users to believe that our systems or subscriptions are unreliable, leading them to switch to our competitors or to avoid our subscriptions, and could permanently harm our reputation and brands.

In December 2010, the Federal Communications Commission, or FCC, adopted net neutrality rules that made it more difficult for broadband Internet access service providers to block, degrade or discriminate against our customers. These rules applied to wired broadband Internet providers, but not all of the rules applied to wireless broadband service. In January 2014, the U.S. Court of Appeals for the District of Columbia Circuit vacated portions of the FCC’s net neutrality rules relating to anti-discrimination and anti-blocking. On May 15, 2014, the FCC released a Notice of Proposed Rulemaking to consider the court’s decision and what actions the FCC should take in response. On February 26, 2015, the FCC adopted an order reclassifying broadband Internet access as a telecommunications service, subject to certain provisions of Title II of the Communications Act, including most significantly prohibiting unjust or unreasonable practices or discrimination but not regulating rates. As described in a News Release issued by the FCC on February 26, 2015, the new rules would specifically prohibit broadband providers from blocking access to legal content, applications, services or non-harmful devices; impairing or degrading lawful Internet traffic on the basis of content, application, services or non-harmful devices; and would prohibit paid prioritization, e.g., the favoring of some lawful Internet traffic over other traffic in exchange for higher payments. We cannot predict whether the new rules will be contested and subject to a legal appeal. If the rules are overturned or vacated by legal action, broadband internet access providers may be able to charge web-based services such as ours for priority access to customers, which could result in increased costs and a loss of existing users, impair our ability to attract new users, and materially and adversely affect our business and opportunities for growth.

Risks Related to Our Common Stock

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase

Prior to this Offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTC Electronic Bulletin Board and as a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is none and may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company’s common stock is eligible for quotation on the OTC Electronic Bulletin Board, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any Shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

 We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole. No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Director owns eighty-seven percent of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions .

Our Chairman, Chad Steinhart, owns eighty-seven percent of our outstanding voting securities. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Director maintains significant control and can determine his own salary and perquisites.

Our Chairman Chad Steinhart, owns eighty-seven (87%) percent of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and perquisites.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 95,000,000 shares of common stock.  As of the date of this prospectus the Company had 25,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 70,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because our Chief Executive Officer and Chairman holds a substantial majority of our common stock, it may not be possible to have adequate internal controls.

Should we hereinafter obtain a public float in excess of $75 million, we will no longer qualify for the exemption from Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the fiscal year end following the year in which this registration statement is declared effective. We will then be compelled to establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Chief Executive Officer and Chairman owns eighty-seven (87%) percent of our outstanding voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Wyoming state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Wyoming’s control share law. A corporation is subject to Wyoming’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Wyoming, and it does business in Wyoming or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Wyoming has a business combination law which prohibits certain business combinations between Wyoming corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Wyoming law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; an

-	reduced disclosure about the emerging growth company's executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering,

-	the first fiscal year after our annual gross revenues are $1 billion or more,

-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

The offering price of the common shares being offered has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our common stock.  The offering price for the common shares named in this registration statement has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d).  However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Markets OTC Link, which could reduce the value of your investment.  Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective.  Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC.  In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.30. The total offering amount is $3,000,000. We do not intend to employ any material amount of the contemplated offering to discharge any current or future indebtedness of the Company. Moreover, we do not intend to use any proceeds of the offering to acquire any significant assets of acquire any entity.

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	2,500,000	5,000,000	7,500,000	10,000,000
Gross Proceeds	$ 750,000	$ 1,500,000	$ 2,250,000	$ 3,000,000
Total Before Expenses	$ 750,000	$ 1,500,000	$ 2,250,000	$ 3,000,000

Offering Expenses
Legal & Accounting	$ 20,000	$ 20,000	$ 20,000	$ 20,000
Publishing/EDGAR	$ 2,000	$ 2,000	$ 2,000	$ 2,000
Transfer Agent	$ 2,650	$ 2,650	$ 2,650	$ 2,650
SEC Filing Fee	$ 350	$ 350	$ 350	$ 350
Total Offering Expenses	$ 25,000	$ 25,000	$ 25,000	$ 25,000

Net Offering Proceeds	$ 725,000	$ 1,475,000	$ 2,225,000	$ 2,975,000

Expenditures
Legal & Accounting	$ 25,000	$ 25,000	$ 25,000	$ 25,000
Office Lease & Equipment	$ 21,000	$ 21,000	$ 21,000	$ 21,000
Web Site Development	$ 15,000	$ 15,000	$ 15,000	$ 15,000
Marketing & Advertising	$ 400,000	$ 800,000	$ 1,200,000	$ 1,600,000
VOIP Service Infrastucture and Softswitch Licensing and Further Development Costs	$ 200,000	$ 400,000	$ 600,000	$ 800,000
Salaries & Commissions	$ 64,000	$ 214,000	$ 364,000	$ 514,000
Total Expenditures	$ 725,000	$ 1,475,000	$ 2,225,000	$ 2,975,000

Net Remaining Proceeds	$ -	$ -	$ -	$ -

In the event that this offering does not raise a sufficient amount to cover the expenses incurred in the organization of the offering, Chad Steinhart, our Chairman, has agreed to cover our operating expenses.

Please refer to the section entitled “Plan of Operations” beginning on page 43 for a detailed description of how the proceeds of this direct public offering will be used to advance the company’s business plan and begin operations.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

-	for general administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC;

-	for office lease expenses and office equipment;

-	for sales and marketing; and

-	for salaries for our Chief Executive Officer and the hiring of additional full-time employees.

Our current corporate offices are located at 1900 NW 32nd Street, Pompano Beach, FL 33064. These offices are provided free of charge by Mr. Lancer, our Chief Executive Officer. Mr. Lancer personally leases the office space and currently offers the space to the Company as its corporate office free of charge. If we are able to raise sufficient capital through this offering, we will seek to lease a larger, dedicated space at no more than $1,750 per month.

DETERMINATION OF THE OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering. The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

-	Our status as a developmental stage, “startup” company;

-	Prevailing market conditions, including the history and prospects for the industry in which we compete;

-	Our forecasted future prospects; and

-	Our current capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of June 30, 2015 our net tangible book value was $(6,750), or $(0.0003) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 25,000,000, the number of shares of common stock outstanding at June 30, 2015.

The following table sets forth as of June 30, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $0.30 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$ 0.30	$ 0.30	$ 0.30	$ 0.30
Post Offering Net Tangible Book Value	$ 745,750	$ 1,495,750	$ 2,245,750	$ 2,995,750
Post Offering Net Tangible Book Value Per Share	$ 0.0271	$ 0.0499	$ 0.0691	$ 0.0856
Pre-Offering Net Tangible Book Value Per Share	$ 0.0002	$ 0.0002	$ 0.0002	$ 0.0002
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$ 0.0269	$ 0.0497	$ 0.0689	$ 0.0854

Dilution Per Share for New Shareholders	$ 0.27	$ 0.25	$ 0.23	$ 0.21
Percentage Dilution Per Share for New Shareholders	91%	83%	77%	72%
Capital Contribution by Purchasers of Shares	$ 750,000	$ 1,500,000	$ 2,250,000	$ 3,000,000
Capital Contribution by Existing Shares	$ 400	$ 400	$ 400	$ 400
% Contribution by Purchasers of Shares	99.95%	99.97%	99.98%	99.99%
% Contribution by Existing Shareholder	0.05%	0.03%	0.02%	0.01%
Gross Offering Proceeds	$ 750,000	$ 1,500,000	$ 2,250,000	$ 3,000,000
Anticipated Net Offering Proceeds	$ 725,000	$ 1,475,000	$ 2,225,000	$ 2,975,000
# of Shares After Offering Held by Public Investors	2,500,000	5,000,000	7,500,000	10,000,000
Total Shares Issued and Outstanding	27,500,000	30,000,000	32,500,000	35,000,000
% of Shares - Purchasers After Offering	9%	17%	23%	29%
% of Shares - Existing Shareholder After Offering	89%	79%	72%	66%

Assuming the Issuer sells the entire offering of 10,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2015 would have been $2,995,750 or $0.086 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $.0854 per share to our existing stockholder and an immediate dilution in the as adjusted net tangible book value of approximately $0.30 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

PLAN OF DISTRIBUTION

This Prospectus relates to the sale of 10,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Mr. Daniel Lancer, the Company’s Chief Executive Officer and Director. Mr. Lancer will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Lancer. Mr. Lancer is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Lancer primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Lancer has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 10,000,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell her or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

OTC Electronic Bulletin Board Considerations

To be quoted on the OTC Electronic Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Electronic Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Electronic Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Electronic Bulletin Board. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: AL, CA, IL, KY, LA, MT, NH, NY, PA, TN and VA

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 10,000,000 shares of common stock with $0.30 par value per share. As of the date of this registration statement, there were 25,000,000 shares of common stock issued and outstanding and held by Four (4) shareholders.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer will act as the registrant's transfer agent.

The Company is not authorized to issue any other equity securities other than the afore-described common stock.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

After completion of this offering, we anticipate to have outstanding an aggregate of 35,000,000 shares of our common stock. Of these shares, only the 10,000,000 to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 25,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Implication of the Applicability of Rule 144

Rule 144, promulgated under the Securities Act of 1933 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

Pursuant to Rule 144, a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal assets and nominal operations, we are still considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s status as a non-“shell company.”

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

-	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

-	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

-	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to June 30, 2015 included in this prospectus have been audited by AJSH & Co. who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. There have not been any changes in or disagreements with this firm on accounting and financial disclosure or any other matter.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 520 W. Roosevelt Road, Suite 201, Wheaton, IL 60187 (888) 978-9901. Mr. Tracy does not own any shares of the company.

DESCRIPTION OF BUSINESS OPERATIONS

Overview

We are a development stage company engaged in the business of providing cloud-based Voice Over Internet Protocol (VoIP) communication solutions to small and medium-sized businesses across the world. We have recently begun researching several different softswitch manufacturing companies, from one of which we will source and further develop our cloud-based communication services, and plan to offer a full suite of cloud-based systems and services to customers across the world.

The Company was incorporated under the laws of the State of Wyoming on May 13, 2015. Since inception, we have generated an accumulated deficit in the amount $(6,750).

Industry Overview

The market for telecommunications services, particularly local voice, has been historically dominated by the Incumbent Local Exchange Carriers (“ILECs”) in the United States. While the ILECs own substantially all of the local exchange networks providing basic network access in their respective operating regions, competitive communications providers hold significant market share. In recent years, the number of competitive communications providers in the United States has been reduced by industry consolidation. Additionally, more customers, and small businesses in particular, are deciding to utilize alternative telecommunications solutions, such as VoIP technology.

As a cloud-based service provider of VoIP telecommunications solutions to small business and enterprise customers, we compete with various types of service providers, including companies focused solely on cloud-based services as well as cable and internet service providers, premises-based and hosted VoIP phone system and service providers, CLECs, wireless companies, interexchange carriers (“IXCs”) and other market participants. Several vendors already offer similar cloud-based VoIP services. These companies, such as Vonage, RingCentral, and Packet 8x8, offer a range of cloud based communications solutions tailored for small businesses. As communications technologies continue to evolve, we continue to compete against new market entrants and larger entities that will enter these markets.

Increased complexity in delivering communications services, together with what has been a challenging economic climate has driven business customers to evaluate alternative approaches, including cloud-based products and services. As competitive pressures have commoditized more access services, we believe cloud-based services represent growth opportunities for competitive providers who are successful in tailoring cloud-based services to the needs of customers.

Market Opportunity

Cloud-based services refer to the delivery of applications and services that take advantage of IP communications technology and networks, together with shared software, computing and communications platforms, to provide for a centralized and cost effective delivery of communications and computing services. Operating in a cloud environment reduces the amount of equipment, applications and other resources that are required locally at the customer premises, thereby reducing operating costs and capital expenditure requirements and often adding functionality, efficiency, flexibility, security, business continuity and other advantages that cannot otherwise be obtained locally. Cloud-based services are well-suited to business customers who require sophisticated and highly flexible voice and data solutions but are challenged by rapidly evolving technologies, by the need to implement business continuity initiatives and by the need to reduce significant operating expenses, such as extensive technical staffing needs.

We will target small and medium-sized and enterprise customers nationwide for our cloud-based telecommunications services. Market research estimates that there is a $22.8 billion addressable market for cloud-based services in the United States. We believe next-generation cloud- and IP-based communications services will continue to gain market share with small and medium-sized businesses. Market research estimates that the U.S. cloud service market is expected to grow from $22.8 billion in 2012 to $43.2 billion by 2016. Additionally, we believe cloud-based services allow us to address a greater percentage of a small business customer’s overall telecom spending budget. As technology and network alternatives have evolved, our cloud-based communications services and products have become cost-effective to offer to small businesses nationwide.

We believe that there is a significant opportunity to leverage the benefits of cloud computing to provide next-generation, cloud-based business communications solutions that address the new realities of workforce mobility and multi-channel communications, thereby enabling people to communicate the way they do business. Additionally, We also believe that businesses not currently served by on-premise business communications systems due to functionality and cost limitations may embrace the opportunity to use cloud-based business communications solutions.

Growth Strategy

The company intends to capitalize on the opportunity of cloud-based Voice-Over technology usage through telecommunications along with its strong growth outlook and need for innovative companies.

We plan to update our cloud-based services with features and functionality to meet the ever-changing needs and demands of our target market. We will invest in product and system development resources to continuously improve our cloud-based services, including the investment in features and technology. These product improvements provide additional reasons for new customers to buy and existing customers to maintain and grow their service.

We plan to deliver focused customer service and maintain high retention rates by stressing regular and personal contact and accountability from our customer service personnel.

We may also pursue strategic acquisitions in which we focus on acquiring companies that operate in our markets or adjacent markets, serve similar customers or offer complementary products and services that we can use to expand our product portfolio.

Competition

The cloud-based communications service industry is highly competitive. We believe we will be able to compete principally by offering focused customer service, a superior product, and competitive pricing. We will compete with various different types of service providers, including companies focused solely on cloud-based services, as well as cable and internet service providers, premises-based and hosted VoIP phone system and service providers, CLECs, wireless companies, interexchange carriers (“IXCs”), ISPs and other market participants. As communications and information providers are diversifying their product offerings, many of these competitors fall into multiple competitive categories.

Increased complexity in delivering communications services, together with what has been a challenging economic climate has driven business customers to evaluate alternative approaches, including cloud-based products and services. As competitive pressures have commoditized more access services, cloud-based services represent growth opportunities for competitive providers who are successful in tailoring cloud-based services to individual business needs.

Ever since the adoption of cloud-based services as viable and secure services for businesses, there has been an influx of new providers to the cloud-based, or online hosted, provider market, with providers ranging from global corporations such as Google, Amazon, and Microsoft to smaller, highly-focused firms such as RingCentral, Vonage, and Packet 8x8. Since cloud computing is increasingly being considered a mainstream and accepted business technology, providers are facing downward price pressures. We believe that our ability to offer enterprise-level cloud-based services at affordable prices will put us in a position of strength as the cloud services market evolves and more hosted providers are becoming cloud service providers.

Research & Development

As a development stage company, we believe that continued investment in research and development is critical to introducing and expanding our position within the cloud-based business communications solutions market. We have devoted the majority of our research and development resources to softswitch sourcing and further development as well as researching ways to reach our target market.

Intellectual Property

We currently have no patents or trademarks, licenses, franchises, concessions, and royalty agreements or labor contracts.

Government Regulation

As a provider of Internet communications services, we are subject to regulation in the U.S. by the FCC. Some of these regulatory obligations include contributing to the Federal Universal Service Fund, Telecommunications Relay Service Fund and federal programs related to number administration; providing access to E-911 services; protecting customer information; and porting phone numbers upon a valid customer request. We are also required to pay state and local 911 fees and contribute to state universal service funds in those states that assess Internet voice communications services. In addition, we have certified a wholly owned subsidiary as a competitive local exchange carrier in six states and currently intend to obtain certificates for our subsidiary in six additional states. This subsidiary, RCLEC, is subject to the same FCC regulations applicable to telecommunications companies, as well as regulation by the public utility commissions in states where the subsidiary provides services. Specific regulations vary on a state-by-state basis, but generally include the requirement for our subsidiary to register or seek certification to provide its services, to file and update tariffs setting forth the terms, conditions and prices for our intrastate services and to comply with various reporting, record-keeping, surcharge collection and consumer protection requirements.

As we expand internationally, we will be subject to laws and regulations in the countries in which we offer our services. Regulatory treatment of Internet communications services outside the U.S. varies from country to country, is often unclear, and may be more onerous than imposed on our services in the U.S. Our regulatory obligations in foreign jurisdictions could have a material adverse effect on the use of our services in international locations.

Employees

We have no employees at this time. We will hire necessary personnel on an as needed basis only on a per contract basis to be compensated directly from revenues.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Properties

Our principal executive offices are located at 1900 NW 32nd Street Pompano Beach, FL 33064

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Daniel C. Lancer	53	Chief Executive Officer, Secretary and Director
Chad G. Steinhart	45	Chairman of the Board of Directors

Daniel C. Lancer, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Daniel Lancer is the Company’s Chief Executive Officer, Secretary and Director. Mr. Lancer worked in the Securities industry from 1994 to 2007, as a registered representative in the beginning years and gradually moved into a supervisory capacity, as well as compliance after he secured additional licensing. From 1986 until 1993, Mr. Lancer started and operated a transportation company in New York City where he utilized his business management skills learned while at College in Nassau, N.Y. to build and grow the company before selling it to an investment group. In 2008, Mr. Lancer decided to go into consulting for small private companies looking to grow and expand. With his knowledge of business management, he provided corporate and executive consulting, as well as business development services. He started Corporate Consulting Group LLC in 2009, with a large network of business associates, consisting of attorneys, accountants and various other professionals and investors.

Among the reasons for his appointment as a director, Mr. Lancer’s financial, business, operational and management experience, as well as the experience that he has accumulated through his activities as a financier and investor, will add strategic vision to the board of directors to assist with our growth, operations and development. Mr. Lancer will be able to draw upon these diverse experiences to provide guidance and leadership with respect to operations, capital markets and corporate finance transactions and corporate governance issues.

Mr. Lancer will continue in his capacity as Chief Executive Officer and Chief Financial Officer at least until the next annual meeting of shareholders of the Company, which will be held within six months of our fiscal year end, December 31st.

Chad G. Steinhart, Chairman of the Board of Directors

Chad Steinhart is the Company’s Chairman of the Board of Directors Since 2008, Mr. Steinhart has been the Chief Executive Officer for a consulting company called Atlantic Coast Capital Partners, LLC, which Mr. Steinhart uses to consult in the marketing and telecommunications fields. This put him at the forefront of emerging technologies and allowed him to fully work in the fields of telecommunications, audio, marketing and with his passion, computers. In 2005, Mr. Steinhart started piecing small bits of code together and educating himself more and more on Voice over Internet Protocol (VoIP) to see how it could augment his interest in high fidelity audio and how it could enhance the call center environment.  Mr. Steinhart will continue in his capacity as Director at least until the next annual meeting of shareholders of the Company, which will be held within six months of our fiscal year end, December 31st. Mr. Steinhart is also our majority shareholder.

Mr. Steinhart’s extensive knowledge of Sonant’s business resulting from his experience in marketing and telecommunications consulting will allow him to contribute valuable perspectives and leadership on many issues facing the Company.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

• Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

• Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

• Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

• Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

• Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

EXECUTIVE COMPENSATION

Since inception, we have not paid any compensation to our officers or directors.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 1900 NW 32nd Street Pompano Beach, FL 33064.

Name	Number of Shares of Common stock	Percentage
Chad G. Steinhart, Director	21,757,667	87%
Daniel Lancer	1,000,000	4%
All executive officers and directors as a group [3 persons]	22,757,667	95.1%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 25,000,000 shares of common stock outstanding as of June 30, 2015

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The registrant's board of directors consists of Chad Steinhart and Daniel C. Lancer. They are not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Advances from Related Parties

Chad Steinhart, our Director, has extended a loan to the Company in the amount of $4,500. The loan has no maturity date and does not bear interest. Mr. Steinhart will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation. No formal document, promissory note or other record exists evidencing the loan made by Mr. Steinhart.

Related Party Stock Issuances:

On May 13, 2015, the Company issued a total of 25,000,000 shares of common stock to 4 shareholders at a price of $0.0001 per share, for $400 cash from our director Chad Steinhart as consideration for 4,000,000 shares, and $2,100 in services:

(a) $1,776 in value received from our director Chad Steinhart as consideration for 17,760,000 shares;

(b) $124 in value received from Virtual Force Holdings, Inc as consideration for 1,240,000 shares; and

(c) $100 in value from our Chief Executive Officer Daniel Lancer as consideration for 1,000,000 shares.

Virtual Force Holdings, Inc. received their shares in exchange for telecommunications consulting services provided to the Company as an independent contractor. Virtual Force Holdings’ managing member, Bret Steinhart, is the brother of the Company’s chairman, Chad Steinhart.

Related Party Lease

The registrant leases office space pursuant to an unwritten lease with our Chief Executive Officer, Daniel Lancer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Sonant is a development stage company engaged in the business of providing cloud-based Voice Over Internet Protocol (VoIP) communication solutions to small and medium-sized businesses nationwide. We have recently begun researching several different softswitch manufacturing companies, from one of which we will source and further develop our cloud-based communication services, and plan to offer a full suite of cloud-based systems and services to customers across the world. The Company was incorporated under the laws of Wyoming on May 13, 2015. Since inception through June 30, 2015 we have not generated any revenue against total expenses of $6,750 resulting in a net loss of $6,750. We have incurred an accumulated deficient in the amount of ($6,750) since inception.

Plan of Operations

Our plan of operations for the next twelve (12) months is as follows:

Research Softswitch Development Companies; Develop Marketing Program: Mos. 1-3

Develop marketing materials such in print media and online for purposes of direct marketing. Market our services to active businesses through direct mail and email solicitation.

Perform extensive research into companies that develop white-label softswitch software. Identify one company to contract with.

Estimated cost: $25,000 - $75,000

Source and Further Develop Software; Expand Website and Develop Online Marketing Program Mos. 3-6

Enter into contract with one softswitch company. Hire professional developer(s) with experience developing softswitch platforms and expand on the base softswitch platform. Develop suite of products based on this platform that include at least: inbound and outbound calling, call waiting, and hosted PBX services.

Develop website to include functionality for visitors to view and purchase telecommunication products and packages. Create website search engine optimization and pay per click campaigns to create online marketing program. Create online media, such as video and podcast as additional marketing tools.

Estimated cost: $100,000 - $250,000

Expand Direct Sales, Engage Sales Professionals Programs; Research Client Needs and Continue to Expand Services: Mos. 6-9

Focus on increasing the size of our direct sales channel, including hiring new executive sales leadership, new sales managers and new sales representatives Begin direct marketing program involving direct mail, e-mail and telesales. Expand email marketing program to include opt-in email newsletter featuring future Vo-IP telecommunication opportunities.

Perform market research and engage clients directly to find solutions and expand our product offerings accordingly. In an effort to fully serve our clients we will need to continually expand our offerings based on their needs.

Estimated cost: $500,000 - $1,000,000

Pursue Strategic Alliances. 9-12

Create a presence at industry trade shows and within industry groups to enhance brand visibility. Seek to forge relationships with other industry professionals, to position company as leading cloud-based telecommunications company. Seek opportunities to acquire companies that operate in our markets or adjacent markets, serve similar customers or offer complementary products and services that we can use to expand our product portfolio.

Estimated Cost: $750,000 – 1,500,000

We are highly dependent on the success of this offering to execute upon this proposed plan of operations. If we are unable to raise sufficient funds through this offering or obtain alternate financing in lieu of funds raised through this offering, we may never complete development and become profitable. In order to become profitable we may still need to secure additional debt or equity funding above and beyond what we are seeking to raise through this offering. To such end, we hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, it may not raise the required funding. We do not have any plans or specific agreements for new sources of funding at present.

Results of Operations

Our cash balance is $400 as of the period ending June 30, 2015 with $6,750 in liabilities . Our cash balance is not sufficient to fund our limited levels of operations for any period of time without further revenue or proceeds from this offering. We have utilized loaned funds in the amount of $4,500 from our Chairman Chad Steinhart to fund this offering. No formal record exists evidencing this loan, which has no maturity date and does not bear interest. In the future, Mr. Lancer may choose to advance funds to the company to satisfy its obligations. However, Mr. Lancer, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $250,000 of funding from this offering. After the initial twelve month period we may need additional financing. We do not currently have any arrangements for additional financing.

We have incurred expenses of ($6,750) which is comprised of professional fees including: legal ($4,500) and startup costs ($2,100) representing services rendered primarily by our Chief Executive Officer Mr. Lancer who offered such services in exchange for shares of our common stock .. This constitutes an aggregate loss of (6,750). The maximum aggregate amount of this offering will be required to fully implement our business plan. If we do not receive any proceeds from the offering , we may be compelled to seek a loan from Mr. Lancer, who has informally agreed to advance us funds, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Purchase and Sale of Equipment

We presently have no equipment.

Income & Operation Taxes

We are subject to income taxes in the U.S.

Net Loss

We incurred net losses of ($6,750) for the period from inception until June 30, 2015

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2015. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of June 30, 2015 we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $250,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

While we have minimal revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations. We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $25,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

Liquidity

The following table describes our liquidity as of the period ending June 30, 2015

At June 30,
2015

Current Ratio*	.08
Cash	$400
Working Capital***	$(4,250)
Total Assets	$400
Total Liabilities and stockholders' equity	$400

Total Equity	$(4,250)

Total Debt/Equity**	1.09

______

*Current Ratio = Current Assets /Current Liabilities.

** Total Debt / Equity = Total Liabilities / Total Shareholders Equity.

*** Working Capital = Current Assets – Current Liabilities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Sonant Communications Corporation

We have audited the accompanying balance sheets of Sonant Communications Corporation (“the Company”) as of June 30, 2015 and the related statements of operations,  stockholder's equity, and cash flows for the period May 13, 2015 (inception) through June 30, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sonant Communications Corporation as of June 30, 2015 and the period May 13, 2015 (inception) through June 30, 2015, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9, the Company has only two months operating history and has incurred losses since inception of $6,750 and has a working capital deficit of $4,250. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AJSH & Co,

New Delhi, India

Independent Auditors registered with

Public Company Accounting Oversight Board

August 3, 2015

Financial Statements

Sonant Communications Corporation

(A Developmental Stage Corporation)

May 13, 2015 (inception) to June 30, 2015

Sonant Communications Corporation

SONANT COMMUNICATIONS CORP
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET FOR THE PERIOD ENDING JUNE 30, 2014 (AUDITED)

June 30, 2015
(Audited)
Assets
Current assets
Cash and cash equivalents	$400
Total Current assets	400

Total Fixed Assets	0
Total Assets	$400
Liabilities and Equity(Deficit)

Current liabilities
Payable to Shareholders	$4,650

Total Current Liabilities	4,650

Commitments and Contingencies - Note 6
METRO MEDIA HOLDING CORP. Shareholders' Equity(Deficit)
Common Stock, $0.0001 par value; 75,000,000 shares authorized at
May 13, 2015, 25,000,000 issued and outstanding at June 30, 2016.	2,500
Contributed capital in excess of par	0
Accumulated deficit	(6,750)
Total Equity	(4,250)
Total Liabilities and Equity(Deficit)	$400

"The accompanying notes are an integral part of these financial statements"

SONANT COMMUNICATIONS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS FOR THE PERIOD ENDED MAY 13, 2015 (INCEPTION), THROUGH JUNE 30, 2015(Audited)

For the period May 13, 2015(Inception) to June 30, 2015
(Audited)

Revenues	$0

Operating Expenses	6,750

Net Income(Loss) from Operations	(6,750)

Other Income(Expenses)
Interest Expense	0

Net Income(Loss) from Operations
Before Income Taxes	(6,750)

Tax Expense	0

Net Income(Loss)	$(6,750)

Basic and Diluted Loss Per Share	($0.0003)

Weighted average number
of shares outstanding	25,000,000

"The accompanying notes are an integral part of these financial statements"

SONANT COMMUNICATIONS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS FOR THE PERIOD ENDED MAY 13, 2015 (INCEPTION), THROUGH JUNE 30, 2015(Audited)

For the period May 13, 2015(Inception) to June 30, 2015
(Audited)
Cash flows from operating activities:
Net income (loss)	$(6,750)

Increase(decrease) in accrued expenses	4,650
Net cash used in operating activities	(2,100)

Cash flows from investing activities:
None	0
Net cash provided(used) by investing activities	0

Cash flows from financing activities:
Common stock issued for cash	400
Stock Issued in Exchange for Services	2,100
Net cash provided(used) by financing activities	2,500

Increase in cash and equivalents	400

Cash and cash equivalents at beginning of period	0

Cash and cash equivalents at end of period	$400

"The accompanying notes are an integral part of these financial statements"

SONANT COMMUNICATIONS CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS - CONTINUED

For the period May 13, 2015 (Inception) to June 30, 2015
(Audited)

SUPPLEMENTAL DISCLOSURE OFCASH FLOW INFORMATION

None	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Stock Issued in Exchange for Services	$2,100

"The accompanying notes are an integral part of these financial statements"

SONANT COMMUNICATIONS CORP
STATEMENT OF STOCKHOLDER'S EQUITY
(A DEVELOPMENT STAGE COMPANY)
FOR THE PERIOD ENDED MAY 13, 2015 (INCEPTION), THROUGH JUNE 30, 2015(Audited)

	Common Stock	Common Stock	Contributed		Accumulated
	Shares	Amount	Capital		Deficit	Total

Initial Balances May 13, 2015(inception)	0	$0	$0	$	$0	$0
Capital stock issuance	25,000,000	2,500	$2,500		0	2,500
Net Income May 13, 2015 to June 30, 2015	0	0	0		(6,750)	(6,750)

Balances June 30, 2015	25,000,000	$2,500	$$2,500	$	$(6,750)	$(4,250)

"The accompanying notes are an integral part of these financial statements"

Note 1.     Organization, History and Business

Sonant Communications Corp is a Wyoming corporation (the “Company”), incorporated under the laws of the State of Wyoming on May 13, 2015. The business plan of the Company is to offer cloud-based VOIP telecommunication services and software for small to mid-sized businesses. The Company’s fiscal year end is December 31, 2015

.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period August 20, 2014(inception) through May 31, 2015 the Company has incurred $2,100 in organization cost and $4,500 in offering cost. The offering cost represents $2,500 in legal costs and $2,000 in accounting costs.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of May 31, 2015

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

 Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

06/30/15

U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

06/30/2015
Deferred tax assets

Net operating losses	$(6,750)

Deferred tax liability

Net deferred tax assets	2,295
Less valuation allowance	(2,295)

Deferred tax asset - net valuation allowance	$0

On an interim basis, the Company has a net operating loss carryover of approximately $6,750 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

Note 3.     Income Taxes

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of June 30, 2015.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period May 13, 2015(inception) through June 30, 2015, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Related Party Stock Issuances:

On May 13, 2015, the Company issued a total of 25,000,000 shares of common stock to 4 shareholders at a price of $0.0001 per share, for $400 cash from our director Chad Steinhart as consideration for 4,000,000 shares, and $2,100 in services: (a) $1,776 in value received from our director Chad Steinhart as consideration for 17,760,000 shares; (b) $124 in value received from Virtual Force Holdings, Inc as consideration for 1,240,000 shares; and (c) $100 in value from our Chief Executive Officer Daniel Lancer as consideration for 1,000,000 shares.

Our Chairman Chad Steinhart has lent the company the sum of $4,500. There is no written instrument evidencing this loan. The loan has no due date and bears no interest. The loan will be repaid when and if the company has sufficient funds to do so.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of June 30, 2015 the Company had 25,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to the Company for the period May 13, 2015(inception) through June 30, 2015:

6/30/15

Net Income (Loss)	$(6,750)

Weighted-average common shares outstanding basic:

Weighted-average common stock	25,000,000
Equivalents
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares
outstanding- Diluted	($0.0003)

Note 8. Notes Payable

None.

Note 9.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of June 30, 2015 the Company had a working capital deficit of $ 4,250 and an accumulated deficit of $ 6,750. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 10.    Subsequent Events

The Company is currently in the process of registering 10,000,000 shares through a S-1 registration and expects this registration to become effective at some point during the current fiscal year.

Up to a Maximum of 10,000,000 Common Shares

at $0.30 per Common Share

Prospectus

Sonant Communications Corp

September 28, 2015

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years from the date of filing of this registration statement, we have not issued any securities other than in the transactions described below without registration under the Securities Act.

On May 13, 2015, the Company issued 4,000,000 shares to our director Chad Steinhart as consideration for $400 in cash and $2,100 in services provided

On May 13, 2015, the Company issued 17,760,000 shares to our director Chad Steinhart as consideration for $1,776 in value received.

On May 13, 2015, the Company issued 1,240,000 shares to Virtual Force Holdings, Inc for $124 in telecommunications consulting services provided to the company

On May 13, 2015, the Company issued 1,000,000 shares to our Chief Executive Officer Daniel Lancer in exchange for $100.

The issuances of restricted stock described in this Item 15 were exempt from registration under the Securities Act pursuant to Section 4(a)(2) under the Securities Act, relating to transactions by an issuer not involving any public offering.

EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed with Registration Statement filed August 4, 2015)
3.2	Bylaws of the Registrant (filed with Registration Statement filed August 4, 2015)
5.1	Opinion re: Legality and Consent of Counsel (filed with Registration Statement filed August 4, 2015)
23.1	Consent of CPA (filed herewith)

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

____________

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Los Angeles, California on September 28, 2015

Sonant Communications Corp

By:	/s/ Daniel C. Lancer
Name:	Daniel C. Lancer
Title:	Chief Executive Officer, Chief Financial Officer & Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Daniel C. Lancer
Daniel C. Lancer	Chief Executive Officer, Chief Financial Officer & Secretary	September 28, 2015